WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>           UT
<LEGEND>            THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
                    EXTRACTED FROM THE CONSOLIDATED CONDENSED STATEMENT OF
                    NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS AND THE
                    CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS
                    ENDED SEPTEMBER 30, 1994, AND THE CONSOLIDATED CONDENSED
                    BALANCE SHEET AS OF SEPTEMBER 30, 1994, AND IS QUALIFIED
                    IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
                    AND BY REFERENCE TO THE NOTES TO THIS SCHEDULE.
<MULTIPLIER>        1,000
<FISCAL-YEAR-END>   DEC-31-1994
<PERIOD-END>        SEP-30-1994
<PERIOD-TYPE>       9-MOS

<BOOK-VALUE>                                                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                    208,243
<OTHER-PROPERTY-AND-INVEST>                                    4,831
<TOTAL-CURRENT-ASSETS>                                        22,122
<TOTAL-DEFERRED-CHARGES>                                      12,708
<OTHER-ASSETS>                                                     0
<TOTAL-ASSETS>                                               247,904
<COMMON>                                                       8,851
<CAPITAL-SURPLUS-PAID-IN>                                     67,238
<RETAINED-EARNINGS>                                            8,525
<TOTAL-COMMON-STOCKHOLDERS-EQ>                                84,614
<PREFERRED-MANDATORY>                                          7,503
<PREFERRED>                                                        0
<LONG-TERM-DEBT-NET>                                          87,000
<SHORT-TERM-NOTES>                                                 0
<LONG-TERM-NOTES-PAYABLE>                                     23,941
<COMMERCIAL-PAPER-OBLIGATIONS>                                     0
<LONG-TERM-DEBT-CURRENT-PORT>                                      0
<PREFERRED-STOCK-CURRENT>                                          0
<CAPITAL-LEASE-OBLIGATIONS>                                        0
<LEASES-CURRENT>                                                   0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                                44,846
<TOT-CAPITALIZATION-AND-LIAB>                                247,904
<GROSS-OPERATING-REVENUE>                                    129,877
<INCOME-TAX-EXPENSE>                                             757
<OTHER-OPERATING-EXPENSES>                                   122,248
<TOTAL-OPERATING-EXPENSES>                                   123,005
<OPERATING-INCOME-LOSS>                                        6,872
<OTHER-INCOME-NET>                                                88 <F1>
<INCOME-BEFORE-INTEREST-EXPEN>                                 6,960 <F1>
<TOTAL-INTEREST-EXPENSE>                                       5,754 <F1>
<NET-INCOME>                                                   1,206
<PREFERRED-STOCK-DIVIDENDS>                                      422
<EARNINGS-AVAILABLE-FOR-COMM>                                    784
<COMMON-STOCK-DIVIDENDS>                                       6,335 <F2>
<TOTAL-INTEREST-ON-BONDS>                                          0
<CASH-FLOW-OPERATIONS>                                         8,047
<EPS-PRIMARY>                                                      0.09
<EPS-DILUTED>                                                      0.09

<F1> Interest and other deductions, as shown on the Consolidated Condensed
     Statement of Net Earnings Available to Common Shareholders, is net of an $88,000 credit related to other nonoperating income and expense.

<F2> Item 34 represents total common stock dividends declared and charged to retained earnings. This amount differs from the $6,122,000 shown on the Consolidated Statement of Cash Flows, which is net of reinvested dividends of $635,000, and includes $422,000 of preferred dividends.

